                                                                    EXHIBIT 10.1


[CARBOCOL LOGO]

                          COMMERCIAL CONTRACT BETWEEN
                 CARBOCOL AND PUERTO RICAN CEMENT COMPANY, INC.

This Contract in entered this January 1st, 1998, by and between CARBONES DE COLOMBIA, S.A., "CARBOCOL", an industrial and commercial state business organization of Colombia, duly incorporated and domiciled in Bogota, D.F., Colombia, herein called "SELLER" and PUERTO RICAN CEMENT COMPANY, INC., a corporation duly incorporated and domiciled in San Juan, Puerto Rico, herein called "BUYER", for the sale of coal by Seller to Buyer pursuant to the terms and conditions set forth herein.

                                   WITNESSETH

WHEREAS, the parties have a Sales Contract signed on 14th December 1982.

WHEREAS, the sales Contract has been extended by several amendments, until the year 2000.

WHEREAS, the sales contract has been modified since the initial signature in 1982 and needs to be updated.

NOW, THEREFORE, in consideration of the premises and of the mutual convenience set forth herein, it is agreed by and between the parties the following Contract, which replace the existing Contract signed on December 14, 1982 and all the Amendments No. 1, No. 2, No. 3 and No. 4.

                      I - SOURCE AND DESTINATION OF THE COAL

The entire quantity of Coal shall be supplied from the Cerrejon Mining Complex in the Republic of Colombia, South America, and shall be used for the production in facilities owned by BUYER, unless differently agreed by the parties.

                                    II - TERM

The term of the proposed supply agreement shall extend from January 1st, 1998, until December 31st, 2005, until completion of the obligations assumed under this Contract as accepted, unless terminated prior to such date under other provisions hereof. No suspension of an obligation under this Contract as accepted by reason of force majeure shall extend the term except upon mutual Agreement of SELLER and BUYER.

Notwithstanding the forgoing, in case of privatization of CARBOCOL, resulting in change of control or ownership of SELLER, the sale or transfer of substantially all of the assets of SELLER, BUYER shall have the right to terminate this agreement upon 30 days written notice.

[CARBOCOL LOGO]

                                III - QUANITITY

3.1 The SELLER shall deliver and BUYER shall purchase and take delivery of an annual Firm Quantity for the relevant Coal Shipping Year as follows:

------------------------------------------------------------------------------
                                                   FIRM        OPTIONAL
         COAL SHIPPING YEAR                      QUANTITY      QUANTITY
------------------------------------------------------------------------------
January 1st 1998 to December 31st, 1998         100.000 mit    75.000 mt
------------------------------------------------------------------------------
January 1st 1999 to December 31st, 1999         100.000 mit    75.000 mt
------------------------------------------------------------------------------
January 1st 2000 to December 31st, 2000         100.000 mit    75.000 mt
------------------------------------------------------------------------------
January 1st 2001 to December 31st, 2001         100.000 mit    75.000 mt
------------------------------------------------------------------------------
January 1st 2002 to December 31st, 2002         100.000 mit    75.000 mt
------------------------------------------------------------------------------
January 1st 2003 to December 31st, 2003         100.000 mit    75.000 mt
------------------------------------------------------------------------------
January 1st 2004 to December 31st, 2004         100.000 mit    75.000 mt
------------------------------------------------------------------------------
January 1st 2005 to December 31st, 2005         100.000 mit    75.000 mt
------------------------------------------------------------------------------


3.2 The quantities under Sections 3.01 above, shall be delivered in shipments of 25,000 MT (Handy size vessels), subject to a variation of plus or minus 10 PCT at SELLER's option.

3.3 BUYER shall exercise its option to purchase the Optional Quantities for each corresponding Coal Shipping Year, before June 30th of each year.

3.4 Reduction of Contract Quantities. If deliveries of Coal are interrupted or limited due to a force majeure event or its effects upon either SELLER or BUYTER, the Contract Quantities for the year of such occurrences shall be reduced by whatever amounts deliveries are actually reduced because of force majeure during such year. In any case, BUYER and SELLER can mutually agree for additional quantities tobe delivered once the force majeure interruption has been cleared.


                                  IV - QUALITY

Coal shall be unwashed, and with the following typical qualities at the loading port during the term of this Contract as Accepted:

                    TYPICAL CERREJON COAL QUALITY PARAMETERS

------------------------------------------------------------------------------
       ASTM STANDARS -
      AS RECEIVED BASIS                 TYPICAL VALUES        MAX./MIN.
------------------------------------------------------------------------------
PROXIMATE ANALYSIS (Weigh %)
------------------------------------------------------------------------------
Gross Calorific Value (BTU/lb)           11.800            11.300 min.
------------------------------------------------------------------------------
Sulfur                                    0.67              1.0 max.
------------------------------------------------------------------------------
Total Moisture                             10                14 max
------------------------------------------------------------------------------
Ash                                       7.9                15 max
------------------------------------------------------------------------------

                                [CARBOCOL LOGO]

      Volatile Matter        33.8           32 min./36 max.
      HGI                      48                   43 min.
      Size (inches)         2 x 0                    2 max.

Quality shall be determined in accordance with testing procedures of the American Society for Testing and Materials (ASTM).

                         V. PRICE AND PRICE ADJUSTMENTS

5.1   FOB PRICE:
      The FOB Price for the deliveries for coal of 11,800 BTU/lb (as received basis) shall be calculated using the formula described below:

      The formula should take in consideration the price of the four (4) nearest markets accessible to Puerto Rican Cement. Those markets have different characteristics as follow:

                                     BTU's     Sulphur
                                     -----     -------
      United States - Gulf Coast     12,500      1.0%
      Colombia - Pto. Bolivar        12,000      0.7%
      Colombia - Santa Marta         11,800      0.8%
      Venenzuela - Maracaibo         12,600      0.8%

      The prices to be used should be those reported in the Coal Week International publication of the day of departure from the loading port, or the last publication of that week.

      The formula should consider the prices of the four established markets in the week of the shipment and the prices of the preceding three weeks of the shipment. The purpose of using all those prices is to neutralize any dramatic change of the market.

      CALCULATION OF PRICE.

      Every week the high and low price of each market is averaged, to determine the average price (PA).

      The average market prices (PA) with different BTU's are adjusted to a base calorific uniform value of 11,800 BTU's.

                        FORMULA:  Ap = PA / CV X 11,800

      Where
      Ap = Adjusted Price
      PA = Average market price
      CV = Calorific value of coal

[CARBOCOL LOGO]

    The four adjusted market price are averaged, to determine an Average Market Price (Pam) adjusted to 11,800 BTU's with less than 1.0% sulphur.

                        FORMULA: Pam = ([Sigma] Ap) / N

    Where N =
    number of items [maximum of 16 (4x4)]

    The adjusted price of the shipment (Ps) will be determined by comparing the average market price adjusted to a calorific value of 11,800 against the actual calorific value of the shipment, by means of the following formula:

                        FORMULA: Ps = Pam / 11,800 X CVs

    Where
    CVs = Calorific value of the shipment under consideration

    If the sulphur of a shipment exceeds 1.0%, the adjusted price of the shipment will be reduced by $0.70 for each 0.1% difference in excess over 1.0% of sulphur. Under no circumstances does it imply that the BUYER has to accept shipments of unsatisfactory quality, for this reason the BUYER maintains its original right not to accept any shipment that does not meet with the specifications according to the contract.

    An example of the price calculation is incorporated in attachment "A" as reference.

5.2 TRANSPORTATION FREIGHTS:

    The following transportation Freights shall apply:

-------------------------------------------------------------------
COAL SHIPPING YEAR                               APPLICABLE FREIGHT
-------------------------------------------------------------------
   1998                                          USD 5.45/MT
-------------------------------------------------------------------
   1999                                          USD 5.85/MT
-------------------------------------------------------------------
   2000                                          USD 5.85/MT
-------------------------------------------------------------------
2001 to 2005                                     TO BE AGREED
-------------------------------------------------------------------

5.3 TRANSPORTATION INSURANCE:

    The following transportation Insurance shall apply: USD 0.15/mt

                      VI - WEIGHING, SAMPLING AND ANALYSIS

6.1 WEIGHING. The actual quantity of coal delivered shall be determined by draft survey at loading port by an independent surveyor mutually selected by BUYER

[CARBOCOL LOGO]

     and SELLER. The cost of weighing to be paid by SELLER. The certified tonnage will be final and binding and will be reflected in the final invoice accordingly.


6.2 SAMPLING AND ANALYSIS. The coal shall be sampled at loading port in SELLER's automatic mechanical equipment technically suitable to sample steam coal (0 x 50 mm ASTM top size) in accordance with ASTM standards.

     Four (4) reference samples shall be obtain during the loading of coal at Port Bolivar, and shall be kept for forty (40) days after the coal has arrived at the discharging port.

The samples shall be as specified below for each delivery:
1)  1 sample for shipment analysis
2)  1 sample for SELLER
3)  2 sample for BUYER

    The cost of sampling and quality determination shall be borne by the SELLER at loading port. An independent laboratory satisfactory to BUYER shall analyze the representative sample of the coal of each shipment, according to ASTM standards. The analysis shall show the figures for total moisture, volatile matter, ash, sulfur, fixed carbon HGI, and gross calorific value (BTU/lb), as the coal should be received by BUYER, SELLER shall cause that BUYER's samples and the "Certificado de Peso", Draft Survey, Hold Inspect Certificate and "Certificado de Analisis" be sent to, and received by, BUYER within 15 days from the Bill of Lading Date ________.

                            VII - DELIVERY AND TITLE

The coal shall be delivered by SELLER in bulk, CIF Ponce (Puerto Rico), into geared vessels, unless previously agreed, provided by SELLER. Title to and risk of loss of Coal shall pass over to BUYER when coal passes the ship's rail at the loading port. Except as provided otherwise herein, the provisions of INCOTERMS 1990 shall apply.

                          VIII - INVOICING AND PAYMENT

8.1 PAYMENT IN CASH. All invoices and payments shall be made in U.S. Dollars. BUYER shall pay 100% of the shipment value according to Clause "V" by telegraphic transfer to the bank and account indicated by SELLER, within forty-five (45) days from Bill of Lading date, provided BUYER has received the documents specified below not later than 15 days from the Bill of Lading Date, provided, however that in the event any such documents has not been received by BUYER by such date, then the 45 days shall be calculated from the date Buyer receives the all of said documents:

                                                                    EXHIBIT 10.1

[CARBOCOL LOGO]

          DOCUMENT                 ORIGINALS                   COPIES
--------------------------------------------------------------------------------
Final Cargo Invoice                    1                         1
--------------------------------------------------------------------------------
Bill of Lading                         3                         3
--------------------------------------------------------------------------------
Certificado de Peso                    1                         1
--------------------------------------------------------------------------------
Draft Survey                           -                         2
--------------------------------------------------------------------------------
Certificado de Origen                  1                         -
--------------------------------------------------------------------------------
Statement of Facts                     1                         1
--------------------------------------------------------------------------------
NOR                                    1                         1
--------------------------------------------------------------------------------
Hold Inspect. Certificate              1                         1
--------------------------------------------------------------------------------
Certificado de Analisis                -                         1
--------------------------------------------------------------------------------
Stowage Plan                           -                         2
--------------------------------------------------------------------------------
Special Customs Invoice                3                         -
--------------------------------------------------------------------------------

8.2 FAILURE TO MAKE PAYMENT IN TIME. If at any time payment is not received by SELLER within the period specified in Article 8.01 "PAYMENT IN CASH" except for reasons beyond BUYER's control, the BUYER must pay interest at an annual rate equal to 200 basis points over the rate of interest announced from time to time by the Chase Manhattan Bank at its principal offices in New York for 90 days extensions of credit to its preferred customers ("Prime Rate"). Interest shall be calculated on the basis of a 360 days year and for the actual number of days elapsed after the 45 days provided in Section 8.01 above.

8.3 PAYMENT OF DEMURRAGES. Any demurrage due from, and payable by, BUYER according to Article 10.10 will be settled separately from payment on coal deliveries. Any dispute on demurrage or dispatch shall under no circumstances be a reason to withhold payment of the shipment value as stated in the final invoice. Settlement and payment of Demurrages for each shipment shall be settled not later than 60 days after Bill of Lading date.

8.4 FINANCING. At BUYER's option, SELLER will finance 100 percent of the CIF value of any shipment for a period of ninety (90) days, once the BUYER declares this option previous to load the shipment. No interest shall accrue for the first 45 days as calculated pursuant to Section 8.01 above.

     For the second period of forty-five (45) days, SELLER will charge BUYER interest at a rate equal to 100 basis points over the LIBOR for 180 days extensions of credit as published in the "Money Rates" column of the Wall Street Journal effective as of the first day of the second period of forty-five (45) days. Payment of principal and accrued interest for each shipment shall be made by BUYER within the last day of the ninety (90) day period. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed after first 45 days.

[CARBOCOL LOGO]

8.5 PREPAYMENT. With a previous notification BUYER will have the option of paying in advance 100 percent of the CIF value of any shipment, once the BUYER receive from SELLER the calculation of the final CIF value of the shipment. SELLER will make a discount to final CIF value of the shipment, equivalent to a rate of interest equal to 100 basis points over the LIBOR for 180 days extensions of credit as published in the "Money Rates" column of the Wall Street Journal effective as of the date of the Bill of the Lading of each shipment. Interest shall be calculated on the basis of a 360 days and for the actual number of days of prepayment, between the time of the Bill of Lading date and the 45 days of payment established in clause
     8.1 hereabove.

8.6 FINANCIAL REVISIONS. Every Coal Shipping Year, the parties may agreed modifications over the hereabove financial conditions, as the case may be.

                          IX - SCHEDULING OF SHIPMENTS

The firm tonnage shall be loaded at Puerto Bolivar evenly spread on a yearly basis during each Coal Shipping Year, on board of handysize vessels, at dates to be mutually agreed between BUYER and SELLER. Adjustments to the shipping schedule can be agreed upon between BUYER and SELLER at the commencement of each semester. If BUYER exercises for any Coal Shipping Year the option provided by Section 3.03 hereof, the Optional Quantity shall be loaded during second semester of each Coal Shipping Year, at dates to be mutually agreed between BUYER and SELLER at the time of declaration.

Actual laycan periods of ten (10) days at Puerto Bolivar, shall be mutually agreed between the parties. SELLER shall inform BUYER before loading ship its arrival to Buyers Port and expected arrival for each coal shipment.

                       X - VESSEL DISCHARGING CONDITIONS

10.1 PORT RULES: All vessels shall comply with all published rules applicable to Puerto Ponce (Puerto Rico).

10.2 VESSEL NOMINATION: SELLER will inform BUYER as soon as practicable, but not later than upon vessel arrival at Loading Port, the vessel's name and full characteristics and quantity to be loaded. Vessels provided by SELLER shall not be more than 20 years old.

     The vessel shall be acceptable to BUYER, which acceptance will not to be unreasonably withheld. Acceptance or rejection of the vessel shall be notified by BUYER to SELLER within one (1) working day after nomination, provided that all required information of the vessel has been made available to BUYER.

[CARBOCOL LOGO]

10.3 NOTICE OF ARRIVAL: SELLER shall notify BUYER of the expected date and hour of vessel's arrival destination port by the vessel arrival date at Loading port but not later than the sailing date to the port of destination.

10.4 NOTICE OF READINESS (NOR): Notice of Readiness will be presented by the vessel's Master or his representative at any time of day or night, Saturdays Sundays and holidays ("SHINC"), provided the vessel is in free pratique and in all respects ready to unload the cargo. In case the berth is occupied, Notice of Readiness shall be presented from customary anchorage site, provided the vessel's is ready in all respect for unload operations and is at total disposition of receivers.

10.5 LAYTIME: Laytime at discharging port shall be calculated on a basis of twenty-one (21) consecutive hours working days, including Saturdays, Sundays and holidays ("SHINC").

     Laytime shall commence twelve (12) hours after presentation of Notice of Readiness or when unloading operation starts earlier in which case actual time used to count as laytime. Time lost waiting for berth shall be counted as shore interruption for laytime purposes. Laytime shall end when the vessel gears are withdrawn after completion of unloading.

     Ship Captain and stevedoring agent must confirm daily the amount of coal discharge and the interruptions discharging events during each day. The method of confirmation is by mutual signing of unloading statement of facts prepared by the ship agent.

     Any time consumed due to any of the following events, shall not count as used laytime:

a.   Awaiting customs and immigration clearance and free pratique.

b.   Moving from anchorage place to discharging berth.

c.   Governmental authorities prohibits or prevents discharging at any time.

d.   If discharge is delayed or interrupted by bad weather.

e.   Repositioning of the vessel.

f. Meal time of one (1) hour each, three times a working day, SHINC, required by appropriate governmental authorities.

     Final trimming out of the holds to be for BUYER's account, and time to count as laytime. The vessel shall hoist on board and shift from hold to hold and put ashore again, bulldozers and drivers supplied by the BUYER, subject to weight. Enough amount of bulldozers and stevedores shall be supplied by the BUYER, following Master requests.

[CARBOCOL LOGO]

      Laytime will not be interrupted by crane breakdown nor whenever hopper is full, provided that belt is running properly.

10.6 PORT: SELLER shall provide one safe port and berth at Ponce, Puerto Rico, for SELLER's vessel, free of all wharfage and sufficient depth to permit a vessel not exceeding the draft of thirty (30) feet of salt water to lie always safely, afloat, and that such a vessel can safely reach and leave at all times.

10.7  CHARGES TO SELLER: The following charges shall be on SELLER's account:
      (a) Ocean freight, (b) normal vessel's port expenses at discharging port,
      (c) Insurance, (d) discharging operation of self-unloader vessels. Any wharfage, taxes on freight or cargo, or any other cost involved in the importation of the coal, shall be on BUYER's account, including stevedores and front end loader for rough cleaning of vessel. Handling for loading and unloading of said front end loader to be performed by vessel crew and equipment without charge to BUYER.

10.8 SIZE OF VESSELS: The provisions of this article are predicated upon the use of self-trimming geared bulk carrier vessels, carrying about 25,000 metric tons.


10.9 DISCHARGING RATE: Vessel shall selfdischarge using two cranes into three workable BUYER's hoppers, at rate of 8,000 metric tons / weather working day of 21 working hours, Sundays and holidays included (SHINC), including final trimming.

      Vessel to selfdischarge using her own cranes, grabs and crew, free of expense to the BUYER, provided permited by shore regulations, otherwise shore crew operate cranes at BUYER's expense and risk, in which case SELLER discharge rate guarantee is void.

      BUYER to guarantee a minimum takeaway capacity of 9,000 metric tons / weather working day of 21 working hours, Sundays and holidays included (SHINC), and shall provide three hoppers which to placed as instructed by the master.

      In the event vessel is prevented by shore to selfdischarge at mentioned rate, due to hoppers clogged, stoppages forced by the belt, time lost waiting for dozers, or any other reason whatsoever beyond the control of the vessel which prevents vessel to selfdischarge at the agreed rate. BUYER to compensate SELLER for the time so lost in excess of laytime, at the agreed demurrage rate.

      Alternatively, if vessel can not selfdischarge at 8,000 metric tons / weather working day of 21 working hours, Sundays and holidays included (SHINC), then SELLER to compensate BUYER for the excess time used at the agreed demurrage rate.

                                                                   EXHIBIT 10.1

[CARBOCOL LOGO]

10.10 DUMURRAGE: If SELLER fails to meet the guarantee discharging rate specified in Clause 10.09 hereabove, other than because of BUYER's default hereunder, SELLER shall pay to BUYER for the demurrage at the rates specified herebelow per day, prorated for actual time, provided that BUYER invoices SELLER for any such demurrage within 60 days after occurrence.

--------------------------------------------------------------
COAL SHIPPING YEAR                        APPLICABLE DEMURRAGE
--------------------------------------------------------------
   1998                                   USD 8.000/per day
--------------------------------------------------------------
   1999                                   USD 8.500/per day
--------------------------------------------------------------
   2000                                   USD 8.500/per day
--------------------------------------------------------------
2001 to 2005                              TO BE AGREED
--------------------------------------------------------------

Any payments for demurrage shall be made separately from payment on coal deliveries.

An example of the demurrage / dispatch calculation is incorporated in Attachment "B" as reference.

10.11 DAMAGE TO THE OTHER PARTY: Any damage caused by bulldozer working on vessel's holds, to be settled between BUYER and OWNERS of the vessel. Time consumed to be for BUYER's account, provided the vessel is actually delayed, unless damage is caused by vessel's servants.

Any damage caused by vessels to the dock facilities or to unloading equipment at port discharging site, shall be settled directly between the OWNER of the vessel, and the BUYER. SELLER shall make its best and any necessary efforts, to assist BUYER in the prompt solution of the claim.

                 XI - FAILURE TO PURCHASE CONTRACT QUANTITIES

11.1 SHORTFALL: If in the absence of force majeure, BUYER fails to purchase or SELLER fail to sale in any year the minimum quantity specified Clause III, and such failure is not excused by other provisions of this Contract or by law, the quantity by which BUYER's or SELLER falls short of such minimum shall be called "Shortfall".

11.2 SHORTFALL PENALTY FOR BUYER: If in any case BUYER incurs in a Shortfall as described in Section 11.01, SELLER shall charge the BUYER account the fully amount of the value of such Shortfall, calculated as described in
      Section V of this contract. The BUYER must pay interest as described in
      Section 8.02 until the full satisfaction of debt. Upon payment SELLER will deliver the shortfall the next year

[CARBOCOL LOGO]

     by mutual agreement with BUYER, in which shortfall will not count as part of the agree yearly shipment.

11.3 SHORTFALL PENALTY FOR SELLER: BUYER agrees that it will maintain as a safety measure an average of ninety (90) days consumption of coal in inventory based on current levels of production, and scheduling of shipments during the Coal shipping year shall be accordingly. If SELLER is unable to supply coal to BUYER as provided herein, and BUYER's inventory requirements falls below the required safety amount, BUYER is authorized to purchase coal from an alternate source to replenish its inventory amounts. The minimum required amounts shall be adjusted accordingly, and any extra cost incurred over the cost estipulated in Section V shall be reimbursed by SELLER to the BUYER. Any additional shortfall occurring in later periods will cause shortfall penalty that shall follow the same conditions established in Clause 11.2.

               XII-FAILURE OR DELAY OF PERFORMANCE-FORCE MAJEURE

12.1 FORCE MAJEURE EVENTS. No failure or omission to carry out or to observe any of the terms, provisions or conditions of this Agreement shall give rise to any claim by one party hereto against the other, or be deemed to be a breach of this Agreement, if such failure or omission shall be excused by law or, if the same shall be caused by or arise out of (a) war, hostilities, acts of the public enemy or belligerents, sabotage, blockade, revolution, insurrection, riot or disorder; (b) arrest or restraint of princes, rulers or peoples; (c) expropriation, requisition, confiscation or nationalization; (d) embargoes, export or import restrictions, rationing or allocation, whether imposed by law, decree or regulation of by voluntary cooperation of SELLER or BUYER at the insistence or request of any government or government instrumentality, or any person purporting to act therefor; (e) orders, acts, or statutes of military, civil authorities, or legislative bodies, or refusals to act by same or interference by or restrictive or onerous regulations, whether legal or de facto, or whether purporting to act under some constitution, decree or law or otherwise which directly affects the party's ability to perform hereunder or the economic effects of such orders, acts, statutes or refusals to act which result in SELLER suspending its Coal operation in the Cerrejon Zona Central region: (f) Act of God, fire, flood, frost or ice, earthquake, storm, lightning, tide, tidal wave or perils of the sea, accidents of navigation of breakdown or injury of vessels; (g) loss of vessel tonnage due to sinking by belligerents or to governmental taking whether or not by formal requisition; (h) accidents to or closing of inland transportation, harbors, docks, canals, channels or other assistance's to or adjuncts of shipping of navigation; (i) any monetary loss occurring to SELLER under this Agreement; (j) epidemic or quarantine; (k) strikes, combination of workmen, lockouts, or other labor disturbances; (l) explosion or breakdown from any cause whatsoever or accidents by fire or otherwise to mines, roads, storage facilities, installations, machinery or other facilities; (m)

[CARBOCOL LOGO]

      unavailability of materials or equipment; (n) any event, matter or thing wherever occurring and whether or not of the same class or kind as those above set forth which by the exercise of due diligence the party concerned is unable to overcome, whether or not said occurrence is reasonable foreseeable (the above (a) through (n) herein referred to collectively as force majeure conditions or events).

12.2 NOTICE AND DURATION. If SELLER is prevented from delivering or BUYER from receiving all or any part of the Coal by reason of a force majeure circumstance the party so prevented shall give the other party written notice thereof and shall continue to deliver or receive the portion, if any, of the Coal not affected thereby, and as to the remainder shall promptly resume performance of this Agreement when able, and shall remove or remedy the cause of such interruptions as rapidly as may be practicable; provided that, during the period of force majeure, the party experiencing the force majeure may cancel activities or delay making investment and construction decisions in an effort to avoid waste and preserve capital which may prolong the time until performance can begin after the force majeure condition ceases to exist. Force majeure will therefore be deemed to continue for a reasonable period of time after the force majeure condition ceases. Furthermore, a party in removing such force majeure condition shall not be required to settle strikes or lockouts or government claims by acceding to any demands when in the discretion of that party it would be inadvisable to do so.

12.3 PAYMENT NOT EXCUSED. BUYER shall not be excused for reasons of force majeure from its obligations to make payment of all amounts due on account of Coal delivered.

                               XIII - ASSIGNMENT

Except as may be otherwise provided in this contract, this contract as accepted may not be assigned by either of the parties, in whole or in part, without the written consent of the other party.

                                 XIV - NOTICES

Except as otherwise provided herein, all notices required or permitted to be given hereunder shall be deemed properly given when delivered in person to the party to be notified, or when mailed by registered or certified mail, postage prepaid, by the fastest mean (excluding Special Delivery), or when sent by telegraph, telefax of telex to the party to be notified, at its addresses set forth below, or to the last address the party to be notified may have designated prior thereto by written notice to the other:

As to the BUYER:          PUERTO RICAN CEMENT COMPANY, INC.
                          PO Box 364487
                          San Juan, Puerto Rico  00936-4487

                                [CARBOCOL LOGO]

                  Phone:   (787) 783-3000
                  Telefax: (787) 781-8850

As to SELLER:     CARBOCOL, S.A.
                  Commercial Vice-presidency
                  Carrera 7 No. 71-52 - Torre B, piso 6
                  Bogota, Colombia S.A.
                  Telephone: (571) 312-2145/312-2228
                  Telefax: (517) 312-206

When any notices is given in person, a confirmation by telex or letter is required, not later than one calendar week after the notice is given.

                            ARTICLE XV - ARBITRATION

All disputes, controversies or differences which may arise between the parties, out of or in relation to or in connection with this Contract as accepted shall be finally settled by arbitration pursuant to the rules of the American Arbitration Association, by which each party hereto is bound. Arbitration proceedings shall take place in New York, and the language used in the arbitral proceedings shall be English.

SELLER and BUYER shall each promptly select an arbiter from the approved list of arbiters provided by the American Arbitration Association, and these two arbiters shall then select a third arbiter. The arbitral award rendered by the arbiters shall be final and binding to the parties. Consequently, BUYER and SELLER herewith resign to the possibility of presenting any reclamation on this Contract as accepted via diplomatic channels.

SMALL CLAIM PROCEDURE. The parties agree that all disputes where the amount in issues is less than USD 50.000 shall be referred to the Small Claim Procedure 1989 of the London Maritime Arbitrators Association (as amended from time to time).

                              XVI - APPLICABLE LAW

This Contract as accepted shall be construed in accordance with and shall be governed by the laws of New York (USA), without any reference its conflict of law provisions.

                        XVII - LIMITATION OF WARRANTIES

THERE ARE NO WARRANTIES, INCLUDING WARRANTY OF FITNESS AND MERCHANDABILITY, WHICH EXTEND BEYOND THOSE EXPLICITLY SET FORTH IN THIS CONTRACT AS ACCEPTED.

                          XVII - CONSEQUENTIAL DAMAGES

Neither party hereto shall claim any incidental or consequential damages in connection with any claim or dispute made or brought under this Contract as accepted.

                                XIX - INSOLVENCY

If a party becomes insolvent of any proceeding under any bankruptcy law are commenced against a party, the other party may immediately terminate this Contract as accepted upon giving written notice to the first party.

                            XX - NOT IMPLIED WAIVERS

The failure of either party to require the performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not constitute a waiver of any subsequent breach of the same or any other provision nor it shall constitute a waiver of the provision itself.

                             XXI - INTERCOR OPTION


Under the terms of SELLER's Association Contract for the development of the Cerrejon Mining Complex, SELLER is obligated to Contract INTERCOR a fifty per cent (50%) participation in the quantities of coal which SELLER is obligated to supply from the Cerrejon Mining Complex under this Contract as accepted. Election to participate is within the sole discretion of INTERCOR and SELLER has no authority to obligate INTERCOR to supply coal to BUYER. If INTERCOR elects to supply fifty per cent (50%) of the quantity of coal supplied from the Cerrejon Mining Complex contracted under this Contract as accepted and if BUYER enters into a separate agreement with INTERCOR, the Annual contract Quantities of Coal to be supplied from the Cerrejon Mining Complex under this Contract as accepted shall be reduced by fifty per cent (50%).

                   XXII - ENTIRE AGREEMENT AND MODIFICATIONS

22.1 This contract as accepted contains the entire Agreement between the parties, and there are no representations, understanding or agreements, oral or written, which are not included.

22.2 This Contract as accepted cannot be modified except in writing, signed by duly authorized representatives of both parties

                                [CARBOCOL LOGO]

                            XXIII - CONFIDENTIALITY

The parties agree to keep confidential and not to disclose to others with the exceptions of CARBOCOL's North Block Mine partner (INTERCOR) the terms and conditions of this Contract. If either party is compelled by any law, regulation of government order to disclose any of the terms hereof, it shall take all reasonable steps to prevent further disclosure of the disclosed materials.

                               XXIV - TERMINATION

"The PARTIES may terminate, without any further liability, this agreement at any time for cause. In the event of termination, the terminating party shall notify the other party in writing of the date of termination and the cause therefor. For the purposes of this provision, the definition of "cause" shall include but not be limited to the following:
a) The removal, resignation, withdrawal or elimination, for any reason, of any of the principal commercial managers of any of the Parties if this action is considered detrimental to this agreement.
b) Any attempted or actual sale, transfer or assignment by the PARTY of this agreement or of any of the rights or responsibilities granted to and assumed by the PARTY hereunder, except as may be provided for herein.
c) Any sale or transfer, by operation of law or otherwise, to any third party of the principal assets of the PARTIES.

                                   ACCEPTANCE

PUERTO RICAN CEMENT hereby accepts CARBOCOL's Commercial Contract for the sale of El Cerrajon Coal as of this April 17th, 1998.



CARBOCOL, S.A.                         PUERTO RICAN CEMENT

By: /s/ Luis E. Bermudez               By: /s/ Antonio L. Ferre Rangel
------------------------               -------------------------------
Title: President                       Title: Executive Vice-President